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                                                                   EXHIBIT 10.18

                           PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made by and between Purchaser and Seller as of the Effective Date.

        In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledge, Seller and Purchaser agree as follows:

1. DEFINITIONS. Capitalized terms in this Agreement have the meanings set forth and Schedule I attached hereto, unless otherwise defined herein.

2.      PURCHASE AND SALE.

        2.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the Seller's assignable and transferable right, title and interest in and to the Property.

        2.2 INDEPENDENT CONSIDERATION. Purchaser agrees that if for any reason this Agreement is terminated, then $100.00 (the "INDEPENDENT CONSIDERATION") of the Earnest Money will be paid to Seller as consideration for Purchaser's right to purchase the Property and for Seller's execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is non-refundable and shall be retained by Seller notwithstanding any other provision of this Agreement.

3. PURCHASE PRICE. At Closing, Purchaser will pay to Seller is Thirteen Million Six Hundred Fifty Thousand and No/100 Dollars ($13,650,000.00) (the "PURCHASE PRICE") plus or minus reserves on deposit with the Lender, prorations, less the Earnest Money, less the principal balance of the Loan.

4.      EARNEST MONEY.

        4.1 The Escrow Agent shall hold the Earnest Money in escrow in accordance with the terms and provisions of this Agreement. Purchaser shall deliver the Initial Earnest Money to the Escrow Agent within two (2) business days after the date a fully-executed copy of this Agreement is delivered to the Escrow Agent by Seller, by wire transfer in accordance with wire transfer instructions provided by the Escrow Agent. The Earnest Money shall be invested by the Escrow Agent in an FDIC insured, interest-bearing account at the Escrow Agent's bank. Seller shall have the option of terminating this Agreement if the full amount of Earnest Money is not delivered to the Escrow Agent as prescribed in this SECTION.

        4.2 If Purchaser terminates this Agreement in accordance with any right to terminate granted to Purchaser by the terms of this Agreement, the Earnest Money shall be immediately returned to Purchaser, and no party hereto shall have any further obligations under this

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Agreement except for such obligations which by their terms expressly survive the termination of this Agreement ("SURVIVING OBLIGATIONS"). In the event Purchaser shall not terminate this Agreement and Purchaser shall deliver the Additional Earnest Money to the Escrow Agent upon expiration of Due Diligence Period.

5.      CONDITIONS TO CLOSING.

        5.1 INSPECTION MATERIALS. Seller, its expense, will deliver to Purchaser the Inspection Materials in Seller's possession within five (5) days after the Effective Date. If Purchaser is not satisfied with Seller's delivery of Inspection Materials, then as its sole and exclusive remedy it may terminate this Agreement and receive the Earnest Money.

        Notwithstanding anything to the contrary, Seller shall have no obligation to take any affirmative steps to obtain the Inspection Materials. Purchaser agrees to notify Seller of any omitted or incomplete Inspection Materials. Seller's failure to timely deliver or make available, as applicable, the Inspection Materials to Purchaser shall not result in the extension of the Due Diligence Period, and Purchaser's sole remedy for such failure shall be Purchaser's right to terminate this Agreement by delivering written notice thereof to Seller prior to the end of the Due Diligence Period and receive a return of the Earnest Money, in which event neither party shall have any obligation hereunder except for the Surviving Obligations.

        5.2     TITLE COMMITMENT AND SURVEY.

                (a) Seller will deliver its existing survey and the Title Commitment within ten days of the Effective Date. Purchaser may obtain at its expense an update of Seller's survey. In the event that any item on the Survey or Title Commitment are unacceptable to Purchaser, Purchaser must within twenty
(20) days after the Effective Date, notify Seller in writing of such objections ("PURCHASER'S OBLIGATIONS"). Except for any Purchaser's Objections, Purchaser shall be deemed to have accepted the form and substance of the Survey and the Title Commitment.

                (b) If by the end of the Due Diligence Period, Seller has not cured all of Purchaser's Objections to the reasonable satisfaction of Purchaser, Purchaser may (as its sole and exclusive remedies) either: (i) waive Purchaser's Objections or (ii) terminate this Agreement by delivering written notice thereof to Seller at or before the expiration of the Due Diligence Period and receive a refund of the Earnest Money. In the event of a termination of this Agreement by Purchaser under this SECTION, neither party shall have any further obligations hereunder other than the Surviving Obligations.

                (c) The term "PERMITTED ENCUMBRANCES" as used herein includes: (i) any easement, right of way, encroachment, overlapping of improvements, restriction, exception or other matter with respect to the Property that is reflected or addressed on the Survey or the Title Commitment to which Purchaser fails to timely object; (ii) any of Purchaser's Objections which Seller does not cure, for whatever reason, to which Purchaser has waived its objection; (iii) the rights and interests of parties claiming under the Leases and the Contracts, together with all contracts pertaining to the Property, whether or not cancelable on thirty days notice or less and without a termination or other fee; and (iv) the Loan Documents (unless the assumption of

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the Loan is waived or deemed waived by Purchaser as provided in Section 5.[7]
below). Purchaser does not have to object to matters shown on Schedule C of the Commitment or any liens on the Property and such matters will not be deemed to be Permitted Encumbrances.

        5.3     INSPECTION.

                (a) Purchaser may inspect, test and survey the Property, at any reasonable time during business hours during the Due Diligence Period upon prior notice to Seller. Notwithstanding the foregoing, Purchaser must obtain Seller's prior written approval of the scope and method of any environmental testing or investigation (other than a Phase I environmental inspection) and any inspection which would materially alter the physical condition of the Property, prior to Purchaser's commencement of such inspections or testing. In any event, Seller and its representatives, agents, and/or contractors shall have the right to be present during any such testing, investigation, or inspection.

                (b) If Purchaser, in its sole discretion, elects not to purchase the Property for any reason or for no reason, Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering written notice to Seller prior to the expiration of the Due Diligence Period and receive a refund of the Earnest Money. In the event of a termination of this Agreement by Purchaser under this SECTION, neither party shall have any further obligations hereunder other than the Surviving Obligations.

                (c) All information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of Purchaser's review, including, without limitation, any environmental assessment or audit (collectively, the "REPORTS") shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information.

        Purchaser acknowledges certain restrictions on Seller's ability to disclose the contents or otherwise provide copies of environmental site assessments in Seller's possession with respect to the Property (the "RESTRICTED REPORTS"). Notwithstanding such restrictions, Seller agrees to disclose such information from the Restricted Reports to Purchaser provided (i) Purchaser hereby acknowledges that such disclosure is made subject to the terms and provisions of SECTION 6 hereof, and (ii) PURCHASER AGREES TO, AND DOES HEREBY, INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM ANY LIABILITY RESULTING FROM SUCH DISCLOSURE OR, PURCHASER'S USE OF SUCH INFORMATION FROM THE RESTRICTED REPORTS. THIS INDEMNIFICATION BY PURCHASER SHALL SURVIVE THE CLOSING OR THE TERMINATION OF THIS AGREEMENT, AS APPLICABLE.

        Purchaser shall restore the Property to its condition existing immediately prior to Purchaser's inspection thereof, and Purchaser shall be liable for all damage or injury to any person or property resulting from, relating to or arising out of any such inspection, whether occasioned by the acts of Purchaser or any of its employees, agents, representatives or contractors, and Purchaser shall indemnify, defend and hold harmless Seller and its agents, employees, officers, directors, affiliates and asset managers from any liability resulting

                                      -3-
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therefrom. This indemnification by Purchaser shall survive the Closing or the termination of this Agreement, as applicable. Prior to Purchaser's entry onto the Property, Purchaser agrees to provide to Seller evidence of insurance reasonably acceptable to Seller.

        5.4 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that (a) it is duly organized and in good standing under the laws of the sate of its organization, is qualified to do business in the State and has the power to enter into this Agreement and to exercise and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder, and Purchaser has obtained all necessary partnership and corporate authorizations required in connection with the execution, delivery and performance of this Agreement and has obtained the consent of all entities and parties necessary to bind Purchaser to this Agreement and (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser, or any partner or related entity or affiliate of Purchaser, is a party or by which Purchaser, any partner or related entity or affiliate of Purchaser, or any of Purchaser's assets is bound.

        5.5 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents to its actual knowledge to Purchaser that:

                (a) Seller is a limited partnership, is duly organized under the laws of the State of Texas and has the power to enter into this Agreement and to exercise and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder.

                (b) Seller has obtained all necessary partnership authorizations required in connection with the execution, delivery and performance of this Agreement and has obtained the consent of all entities and parties necessary to bind Purchaser to this Agreement.

                (c) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller, or any partner or related entity or affiliate of Purchaser, is a party or by which Seller, any partner or related entity or affiliate of Seller, or any of Seller's assets is bound.

                (d) The Rent Roll prepared by Seller, the Operating Statements prepared by Seller, accurate and complete in all material respects.

                (e) Neither Seller nor any person in the employ of Seller has received any written notice of any lawsuits, claims, condemnation, zoning violations, or other adverse claims pending or threatened affecting the Property.

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                (f)     At the Closing there will be no unpaid bills or claims
in connection with any repair of the Improvements other than any unpaid bills or claims arising in the ordinary course of business, payable in a normal billing cycle.

                (g) Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986 ("IRS"), i.e., Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the IRS and Income Tax Regulations).

                (h) At the Closing there will be no outstanding and unpaid tenant improvement costs or real estate lasing commissions in connection with any Leases in existence on the Effective Date.

                (i) The Property is in compliance with all applicable laws, ordinances, regulations, statutes, rules and restrictions relating to the Property.

                (j)     Reserved.

                (k) Seller has not received any notice from any insurance company, governmental agency, or other person of any defects or inadequacies in the Property which would materially and adversely affect the insurability or usability of the Property or prevent the issuance of new insurance policies for the Property at present rates.

                (l) Each of the Leases is in full force and effect and has not been amended, modified, or supplemented in anyway that has not been disclosed to Purchaser in writing; that all of the Leases are described in the Rent Roll.

                (m)     Reserved.

                (n) Final certificates of occupancy have been issued for the Improvements, and Seller has all necessary licenses, approvals and permits for the existing use as a shopping center.

The representations and warranties of Seller set forth in this Section, and the covenants of Seller set forth herein, shall survive the Closing for a period of six (6) months, at which time they shall terminate and any cause of action Purchaser may have will automatically expire, except as to any claims based thereon for which a lawsuit is presently pending against Seller based upon such representations, warranties and covenants.

        If at any time prior to Closing Seller learns or has any reason to believe that any of Seller's representations or warranties contained in this Agreement are no longer true or valid in a natural manner Seller shall immediately notify Purchaser in writing and therein specify the factors rendering or likely to render such representations or warranties untrue or invalid, and Purchaser shall have the right to terminate this Agreement by delivering written notice thereof to Seller at any time or before the Closing, in which event the Earnest Money will be returned to Purchaser.

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        5.6     TENANT ESTOPPEL CERTIFICATES. During the Due Diligence Period,
Seller shall use reasonable efforts to obtain from the tenants under the Leases executed tenant estoppel certificates in the form attached as EXHIBIT "D" (the "TENANT ESTOPPEL CERTIFICATE FORM").

        5.7     LOAN ASSUMPTION.

                (a) Purchaser shall use good faith efforts to obtain Lender's approval for Purchaser's assumption of the Loan on the same terms as currently set forth in the Loan Documents, including an individual to assume the personal liability provisions of the Loan Documents. Purchaser shall forward to Seller copies of any and all notices and other corresp9ondence received from Lender by Purchaser or sent to Lender by Purchaser (other than specific loan information or confidential financial information regarding Purchaser) promptly after receipt or delivery of such notices and other correspondence. Seller and Purchaser shall reasonably cooperate to facilitate the assumption of the Loan by Purchaser.

                (b) A condition precedent to Seller's obligation to close hereunder is that Lender, Seller and Purchaser shall enter into at Closing a debt assumption agreement (the "ASSUMPTION AGREEMENT"), pursuant to which Purchaser [and Purchaser's guarantor] shall assume the Loan and Seller, and all existing indemnitors and guarantors, shall be released by Lender from all debts, duties, obligations and liabilities under the Loan.

                (c) If Purchaser has not received an acceptable loan assumption approval ("LOAN APPROVAL") before the end of the Inspection Period, then Purchaser may extend the time for Loan Approval by delivering a letter to Seller stating that all of Purchaser's contingencies under this Agreement are either satisfied or waived, Purchaser has complied with all requirements and paid all fees required for the assumption application, and Purchaser's assumption application is still under review. Seller agrees that it will extend the time for Purchaser's loan approval for up to thirty (30) additional days (the "LOAN APPROVAL DATE") from the expiration of the Due Diligence Period. If Purchaser continues to comply with all requests but it has not received Loan Approval by the Loan Approval Date, then the Earnest Money will be returned to Purchaser and this Agreement will terminate.

6.      NO ADDITIONAL REPRESENTATIONS OR WARRANTIES BY SELLER; ACCEPTANCE OF
PROPERTY.

        6.1 DISCLAIMER. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY PROVIDED HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED, AS DEFINED BELOW), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE

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PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND
USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OR OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW) OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF OF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE, IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OR SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION HEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, SUBJECT TO THE EXPRESS REPRESENTATIONS HEREIN. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY

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PURCHASER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION 6 SHALL
SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

        6.2 HAZARDOUS MATERIALS. "HAZARDOUS MATERIALS" means any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in ss.101(4) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable;
(vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

        6.3 ENVIRONMENTAL REQUIREMENTS. "ENVIRONMENTAL REQUIREMENTS" means all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

7.      CLOSING.

        7.1 CLOSING. The Closing shall be held at the offices of the Title Company on the Closing Date, unless the parties mutually agree in writing upon another place, time or date.

        7.2 POSSESSION. Possession of the Property shall be delivered to Purchaser at the Closing, subject to the Permitted Encumbrances.

        7.3     PRORATION AND DEPOSITS.

                (a) All rents, other amounts payable by the tenants under the Leases, interest accrued of the Loan, income, utilities and all other expenses with respect to the Property for the month in which the Closing occurs, and real estate and personal property taxes and other assessments (without reference to any early payment discount) with respect to the Property for the year in which the Closing occurs, shall be prorated to the date Seller receives

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the Purchase Price in immediately available funds with Seller being allocated the benefits and burdens of ownership on the Closing Date. Seller will credit to Purchase at the Closing the amount of all security deposits held by Seller for the Leases or deliver any non-cash security deposits to Purchaser.

                (b) Seller shall assign to Purchaser at the Closing any reserves then held by Lender in connection with the Loan, and Purchaser shall pay to Seller at the Closing the amount of any such reserves then held by Lender in connection with the Loan.

                (c) If the Closing shall occur before rents and all other amounts payable by the tenants under the Leases and all other income from the Property have actually been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents, other amounts and other income actually received by Seller. Subsequent to the Closing, if any such rents and other income are actually received by Purchaser, all such amounts shall first be applied to post-closing rents due to Purchaser which are past due and the balance shall be immediately paid by Purchaser to Seller. Purchaser shall make a good faith effort and attempt to collect any such rents and other amounts and other income not apportioned at the Closing for the benefit of Seller, however, Purchaser shall not be required to expend any funds or institute any litigation in its collection efforts. Nothing in this paragraph shall restrict Seller's right to collect delinquent rents directly from a tenant by any legal means.

                (d) If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation (without reference to any early payment discount). Subsequent to the Closing, when the tax rate and the assessed valuation of the Property is fixed for the year in which the Closing occurs, the parties agree to adjust the proration of taxes and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment. If the Property is not assessed as a separate parcel for tax or assessment purposes, then such taxes and assessments attributable to the Property shall be determined by Purchaser and Seller. If, as of the Closing, the Property is not being treated as a separate tax parcel, then within thirty (30) days after the Closing, Purchaser shall, at its sole cost and expense, have the Property assessed separately for tax and assessment purposes. In the event the Property has been assessed for property tax purposes at such rates as could result in "roll-back" taxes upon changes in land usage or ownership of the Property, Purchaser agrees to pay all such taxes and indemnify, defend and save Seller harmless from and against any and all claims and liabilities for such taxes.

                (e) If the Closing shall occur before the actual amount of utilities and all other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the apportionment of such utilities and other operating expenses shall be upon the basis of an estimate by Seller of such utilities and other operating expenses for such month. Subsequent to the Closing, when the actual amount of such utilities and other operating expenses with respect top the Property for the month in which the Closing occurs are determined, the parties agree to adjust the proration of such utilities and other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

                (f) If following the Closing, either party determines that the adjustments at Closing for utilities and other operating expenses with respect to the Property were not correctly applied, then the parties agree to adjust such amounts.

                (g)     The agreements of Seller and Purchaser set forth in this
SECTION 7.3 shall survive the Closing.

        7.4     CLOSING COSTS. Except as otherwise expressly provided herein,
(a) Seller shall pay, on the Closing Date, the cost of the Title Commitment, the basic title insurance premium for the Owner's Policy, and one-half (1/2) of any escrow fees, up to $1,500.00 for the cost of the updated survey, and other customary charges of the Title Company, and (b) Purchaser shall pay, on the Closing Date, all recording costs in connection with the Deed, one-half (1/2) of any escrow fees, all other costs of the survey, and other customary charges of the Title Company, and any and all Lien Assumption Costs. Purchaser shall pay and be responsible for the cost of any endorsements to the Owner's Policy, and any costs associated with Purchaser's financing of the Property. Except as otherwise provided herein, each party shall pay its own attorneys' fees.

        7.5 SELLER'S OBLIGATIONS AT THE CLOSING. At the Closing, Seller shall cause the Escrow Agent to release from escrow and deliver to Purchaser the following:

                (a) DEED. Special Warranty Deed (the "DEED") executed by Seller, conveying the Land to Purchaser, subject to the Permitted Encumbrances, in the form attached to this Agreement as EXHIBIT B.

                (b) TENANT NOTICES. Signed notices (the "TENANT NOTICE LETTERS") to all tenants of the Property executed by Seller, notifying such tenants that the Property has been transferred to Purchaser and that Purchaser is responsible for security deposits (specifying the amounts of such deposits).

                (c) BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS AND LEASES. Bill of Sale, Assignment and Assumption of Services Contracts and Leases (the "BILL OF SALE AND ASSIGNMENT") executed by Seller, conveying the Tangible Personal Property, the Intangible Personal Property, the Contracts and the Leases, among other things, to Purchaser, subject to the Permitted Encumbrances, in the form attached to this Agreement as EXHIBIT C.

                (d) EVIDENCE OF AUTHORITY. Such organizational and authorizing documents of Seller as shall be reasonable required by the Title Company to evidence Seller's authority to consummate the transactions contemplated by this Agreement.

                (e) FOREIGN PERSON. An affidavit of Seller in accordance with the Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended.

                (f) LEASES. The originals of all of the Leases in the possession of Seller and all security deposits held by Seller, except to the extent applied by Seller or its predecessors in interest in accordance with the terms of the Leases.

                (g) CONTRACTS. The originals of all of the Contracts, if any, in the possession of Seller, together with the originals of all contracts, if any, pertaining to Property, whether or not cancelable on thirty days notice, in the possession of Seller.

                (h) ASSUMPTION AGREEMENT. The Assumption Agreement executed by Seller.

                (i) MISCELLANEOUS DOCUMENTS. Such other documents reasonably necessary to consummate the transaction contemplated hereby as may reasonably be required by the Title Company.

        7.6 PURCHASER'S OBLIGATIONS AT THE CLOSING. At the Closing, Purchaser shall cause the Escrow Agent to release from escrow and deliver to Seller the following:

                (a) PURCHASER PRICE. The cash portion of the Purchase Price plus or minus prorations, and adjustments as provided herein, and less the outstanding principal of the Loan as of the Closing by wire transfer of immediately available funds.

                (b) POST-EFFECTIVE DATE LEASE EXPENSES. All costs and expenses incurred by Seller under any new lease, executed after the Effective Date. Said costs and expenses shall include, but not be limited to, costs incurred by Seller for tenant improvements, leasing commissions, capital improvements, and reasonable attorneys' fees.

                (c) EVIDENCE OF AUTHORITY. Such organizational and authorizing documents of Purchaser as shall be reasonably required by Seller or the Title Company authorizing Purchaser's acquisition of the Property pursuant to this Agreement and the execution of this Agreement and any documents to be executed by Purchaser at the Closing.

                (d)     DEED. The Deed executed by Purchaser.

                (e) TENANT NOTICES. The Tenant Notice Letters executed by Purchaser.

                (f) BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS AND LEASES. The Bill of Sale and Assignment executed by Purchaser.

                (g) ASSUMPTION DOCUMENTS. Such documents and deliveries as may be required by Lender to effect the assumption by Purchaser of the Loan and the release of Seller therefrom, together with the Assumption Agreement executed by Purchaser and Lender.

                (h) MISCELLANEOUS DOCUMENTS. Such other documents reasonably necessary to consummate the transaction contemplated hereby as may reasonably be required by the Title Company.

        7.7 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. If at Closing Purchaser does not have executed estoppel certificates from at least 90% of the leasable space in the Improvements, then Purchaser will not be obligated to close and Purchaser may terminate this Agreement and receive the Earnest Money.

8.      RISK OF LOSS.

        8.1 CONDEMNATION. If, prior to the Closing, action is initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, Purchaser may either at or prior to the Closing (a) terminate this Agreement (other than the Surviving Obligations), or (b) consummate the Closing, in which latter event all of Seller's assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchaser Price.

        8.2 CASUALTY. Except as provided in this SECTION 8.2, Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property, or any part thereof, suffers any damage in excess of $500,000 (the "CASUALTY AMOUNT") prior to the Closing from fire or other casualty, which Seller, at its sole option, does not elect to repair prior to Closing, Purchaser may either at or prior to the Closing (a) terminate this Agreement (other than the Surviving Obligations), or (b) consummate the Closing, in which latter event all of Seller's right, title and interest in and to the proceeds of any insurance covering such damage (less an amount equal to any expenses and costs incurred by Seller to repair or restore the Property and any portion of such proceeds paid or to be paid on account of the loss of rents or other income from the Property for the period prior to and including the Closing Date, all of which shall be payable to Seller), to the extent the amount of such insurance does not exceed the Purchaser Price, shall be assigned to Purchaser at the Closing. If the Property, or any part thereof, suffers any damage less than the Casualty Amount prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage plus an amount equal to Seller's deductible under its insurance policy, and there shall be no reduction in the Purchaser Price.

9.      DEFAULT.

        9.1 BREACH BY SELLER. Except as Purchaser's remedies may otherwise be expressly limited by the terms of this Agreement:

        (a) In the event that Seller shall default in any of its obligations hereunder to be performed prior to Closing, for any reason other than Purchaser's default or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provisions hereof, Purchaser, as its sole and exclusive remedy at law and in equity, may either (i) terminate this Agreement (other than the Surviving Obligations) and receive a refund of the Earnest Money, or (ii) enforce specific performance of this Agreement.

        (b) Notwithstanding the foregoing, in no event shall Seller be liable to Purchaser for any actual, punitive, speculative, consequential or other damages.

        9.2 BREACH BY PURCHASER. If Purchaser fails to comply with this Agreement, Seller may, as its sole and exclusive remedy at law and in equity, terminate this Agreement (except for the Surviving Obligations) and thereupon shall be entitled to the Earnest Money as liquidated damages (and not as a penalty). Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and Seller and Purchaser agree that these sums represent reasonable compensation to Seller for such breach. The provisions of this SECTION 9.2 shall not limit or affect any of Purchaser's indemnities as provided in other Sections of this Agreement.

10.     FUTURE OPERATIONS.

        10.1 COVENANTS. From the date of this Agreement until the Closing or earlier termination of this Agreement:

                (a) Seller will keep and maintain the Property in substantially its condition as of the date of this Agreement.

                (b) Seller will perform all Seller's obligations under the Contracts. After expiration of Due Diligence Period, Seller will not, without the prior written consent of Purchaser, modify, enter into, or renew any Contract which cannot be canceled upon thirty (30) days prior written notice. Seller will use its best efforts to coordinate the termination of any Contract which Purchaser gives written notice to terminate at Closing without payment by Seller.

                (c)     Seller will not prepay any principal amount on the Loan.

        10.2 LEASING. Seller may lease any space in the Improvements without the prior consent of Purchaser during Due Diligence Period. Seller must give a copy of any such lease to Purchaser. If Purchaser does not terminate this AGreement, then Purchaser must pay all costs associated with such leases, including commissions and tenant improvement costs.

        From the expiration of the Due Diligence Period until the Closing or earlier termination of this Agreement, Seller will not lease any space in the Improvements with the prior consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. All costs and expenses incurred and paid by Seller under any new lease entered into after the Effective Date shall be paid by Purchaser. If Purchaser does not respond in writing within three business days to Seller's request to approve a proposed lease, then Purchaser will be deemed to have approved such lease. Seller will provide Purchaser with a copy of any such leases.

11.     MISCELLANEOUS.

        11.1 NOTICES. All notices under this Agreement, shall be in writing and shall be deemed effective either (a) on the date personally delivered to the address indicated herein, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) upon deposit in the United States mail if by certified or registered mail, return receipt requested, addressed to the intended recipient at the address indicated herein; or (c) on the day deposited into the custody of a nationally recognized overnight delivery service such as Federal Express, addressed to such party at the address specified in SCHEDULE I (unless changed by similar notice in writing given by the particular person whose address is to be changed).

        11.2 REAL ESTATE COMMISSIONS. Upon the Closing of the transaction contemplated hereby, Seller agrees to pay: (a) a commission in the amount of two percent (2%) of the Purchaser Price to Vigor Properties and (b) a commission in the amount of three percent (3%) of the Purchaser Price to Dunhill Partners, Inc. ("BROKERS"). Said commissions are in no event payable unless the transaction contemplated hereby is closed in accordance with the terms of this Agreement. Except as set forth above, neither Seller nor Purchaser has authorized any broker or finder to act on Seller or Purchaser's behalf in connection with the sale and purchaser hereunder and neither Seller nor Purchaser has dealt with any broker or finder purporting to act on behalf of any other party. Purchaser agrees to indemnify, defend and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement arrangement or understanding alleged to have been made by Purchaser or on Purchaser's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby, other than the Brokers. Seller agrees to indemnify, defend and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangements or understanding alleged to have been made by Seller or on Seller's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby, including the Brokers. Notwithstanding anything to the contrary contained herein, this SECTION 11.2 shall survive the Closing or any earlier termination of this Agreement.

        11.3 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

        11.4 AMENDMENT. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

        11.5 HEADINGS. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

        11.6 TIME OF ESSENCE. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States, the State of Texas or the State, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

        11.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State and the laws of the United States pertaining to transactions in the State.

        11.8 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Purchaser may assign Purchaser's rights under this Agreement without the prior written consent of Seller.

        11.9 INVALID PROVISION. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never composed a part of this Agreement, and the remaining provisions of this

Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

        11.10 ATTORNEYS' FEES. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees incurred in such suit.

        11.11 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party's signature.

        11.12 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

                Exhibit A: Legal Description
                Exhibit B: Special Warranty Deed
                Exhibit C: Bill of Sale and Assignment

        11.13 NO RECORDATION. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded of public record.

        11.14 MERGER PROVISION. Except as otherwise expressly provided herein, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive Closing.

        Executed by Seller on February ___, 2004.

                                        ARISTOCRAT FUND IV, L.P.,
                                        a Texas limited partnership

                                        By:  TODAY PLAZA CENTER GP, INC.,
                                             General Partner


                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

        Executed by Purchaser on February ___, 2004.

                                        AUDELIA PLAZA, LTD.,
                                        a Texas limited partnership

                                        By:  GP AUDELIA PLAZA, INC.,
                                             General Partner


                                             By: _______________________________
                                                 William L. Hutchinson
                                                 President

ESCROW AGREEMENT

        The undersigned Escrow Agent hereby acknowledges receipt of the Initial Earnest Money and a copy of this Agreement and agrees to hold and dispose of the Earnest Money in accordance with the provisions of this Agreement.

        Executed on February ___, 2004.


                                        LAND AMERICAN COMMONWEALTH
                                           TITLE COMPANY


                                        By: __________________________________
                                        Name: ________________________________
                                        Its:  Authorized Officer